Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC  20549

Re:	RF Micro Devices, Inc.

Gentlemen:

Pursuant to General Instruction 7 to Form 3 (Initial Statement of Beneficial Ownership), Form 4 (Statement of Changes in Beneficial Ownership) and Form 5 (Annual Statement of Changes in Beneficial Ownership) promulgated by the Securities and Exchange Commission pursuant to Section 16 of the Securities Exchange Act of 1934, the undersigned director, officer and/or shareholder of RF Micro Devices, Inc. (the “Company”) hereby authorizes and designates Robert A. Bruggeworth, William A. Priddy, Jr. and Suzanne B. Rudy, and each of them, to execute and file with the Commission on his behalf any and all statements on Form 3, Form 4 or Form 5 relating to his beneficial ownership of securities of the Company as required by Section 16(a) of the Securities Exchange Act of 1934 and the rules of the Commission promulgated thereunder.  This authorization and designation shall be effective for so long as the undersigned remains subject to the provisions of Section 16 of the Securities Exchange Act of 1934.

Effective as of October 3, 2011.

By: /s/ Norman A. Hilgendorf

Name: Norman A. Hilgendorf